Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Files No. 333-214439) of BiondVax Pharmaceuticals Ltd. of our report dated April 30, 2018 with respect to the consolidated financial statements of BiondVax Pharmaceuticals Ltd., included in this Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 30, 2018	A Member of Ernst & Young Global